                                                                Exhibit 10.3 (c)


                            SPACE SHARING AGREEMENT
                            -----------------------


     THIS SPACE SHARING AGREEMENT (this "Agreement") is dated as of
December 31, 1996, and is made by and between FCB Canada Ltd., formerly known as FCB/Ronalds-Reynolds, Ltd., a company incorporated under the laws of the Province of Ontario ("Sublessor"), and Northern Lights Interactive Inc., a company incorporated under the laws of the Province of Ontario ("Sublessee"). Sublessor and Sublessee hereby agree as follows:

     1. Recitals: This Agreement is made with reference to the fact that Crestview Investment Corporation, a company incorporated under the laws of the Province of Ontario, as landlord ("Master Lessor"), and Sublessor, as tenant, entered into that certain lease, dated as of May 5, 1988 (the "Current Lease"), with respect to premises consisting of approximately 58,891 square feet of space (the "Premises"), located at 245 Eglinton Avenue East, Toronto, Ontario (the "Building"). Master Lessor and Sublessor have also entered into, or will soon enter into, an agreement with respect to the Premises whereby the Current Lease will be terminated and a new lease will take effect as of January 1, 1997 (the "New Lease"). The Current Lease and the New Lease shall be collectively referred to as the "Master Lease". A copy of the Master Lease is attached hereto as Exhibit A and incorporated by reference herein.

     2. Premises: Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, a portion of the Premises more particularly described in Exhibit B attached hereto (the "Subleased Premises"). In connection with its use of the Subleased Premises, Sublessee shall also have the right to use the office furniture described in Exhibit C attached hereto and shall have the non-exclusive right to use (a) in common with Sublessor and the other occupants of the Building, the common areas outside the Premises that Sublessor has the right to use under the Master Lease and (b) such additional facilities in the remainder of the Premises as shall be mutually agreed upon by Sublessor and Sublessee.

     3.  Term:

          A. Initial Term. The initial term (the "Term") of this Agreement shall be for a period of one (1) year commencing on the "Closing Date" as defined in that certain Acquisition Agreement dated as of December 31, 1996 between and among True North Communications Inc. and TN Technologies Holding Inc., a Delaware corporation and Douglas C. Ahlers, Robert C. Allen, Gerald M. O'Connell and Kraft Enterprises LTD (the "Commencement Date"), unless this Agreement is sooner terminated pursuant to its terms or the Master Lease is sooner terminated pursuant to its terms.

          B. Automatic Renewal. Immediately upon the expiration of the initial term (and each subsequent term), the term of this Agreement shall be automatically extended for an additional one (1) year period, not to exceed four
(4) renewal terms.

          C. Early Termination. Notwithstanding anything to the contrary in this Agreement, either party may terminate this Agreement by delivering written notice to the other party at any time after six (6) months following the Commencement Date. Such notice must set forth the early termination date, which date may not be less than six (6) months from the date of delivery of such notice.

     4.  Rent:

          A. Base Rent. Sublessee shall pay to Sublessor as base rent for the Subleased Premises ("Base Rent") for each month during (a) the initial Term, the amount of Six Hundred Eighty-Seven and 50/100 Canadian Dollars (CND$687.50) per month and (b) the renewal term, an amount to be mutually agreed upon between Sublessor and Sublessee prior to each anniversary of the Commencement Date based upon changes in Sublessor's costs with respect to the Premises. Base Rent shall be paid on or before the first (1st) day of each month. Base Rent and Additional Rent (as defined below) for any period during the Term hereof which is for less than one month of the Term shall be a pro rata portion of the monthly installment. Base Rent and Additional Rent shall be payable without notice or demand and without any deduction, offset, or abatement, in lawful money of the United States of America. Base Rent and Additional Rent shall be paid directly to Sublessor at FCB/Canada, 245 Eglinton Avenue East, Toronto, Ontario M4P 3C2, Canada, Attention: Tony Fernando, or such other address as may be designated in writing by Sublessor.

          B. Operating Expenses. Sublessee shall also pay to Sublessor a pro rata portion, determined by the ratio which the square footage of the Subleased Premises bears to the square footage of the Premises, of all of the amounts payable by Sublessor to Master Lessor under the Master Lease as operating expenses, taxes, and related charges ("Operating Expenses"). Sublessee shall pay such amounts as and when the same are due and payable to Master Lessor under the Master Lease, and no earlier. Sublessee shall be entitled to its pro rata share of all credits, if any, given by Master Lessor to Sublessor for Sublessor's overpayment of Operating Expenses. Sublessee's current pro rata portion of the Operating Expenses is estimated to be Eight Hundred Eleven and 88/100 Canadian Dollars (CND$811.88) per month. Sublessor shall promptly notify Sublessee in writing of any change therein.

          C. Other Premises Expenses. Sublessee shall also pay to Sublessor a pro rata portion, determined by the ratio which the square footage of the Subleased Premises bears to the square footage of the Premises, of the amounts of the following charges incurred by Sublessor with respect to the Premises to the extent not included in Operating Expenses ("Additional Premises Expenses"): business tax, depreciation of leasehold improvements, depreciation of furniture and fixtures, repairs and maintenance charges and utilities. Sublessee shall pay such amounts within thirty (30) days of Sublessee's receipt of a written invoice of such charges. Sublessee's current pro rata portion of the Additional Premises Expenses is estimated to be Five Hundred Twenty-Three and 75/100 Canadian Dollars (CND$523.75) per month. Sublessor shall promptly notify Sublessee in writing of any change therein.

          D. Additional Rent. All monies other than Base Rent required to be paid by Sublessee under this Agreement, including, without limitation, Operating Expenses and Additional

Premises Expenses, shall be deemed additional rent ("Additional Rent"). Base Rent and Additional Rent hereinafter collectively shall be referred to as "Rent."

     5. Late Charge: If Sublessee fails to pay to Sublessor any amount due hereunder within five (5) days after the due date, Sublessee shall pay Sublessor upon demand a late charge equal to five percent (5%) of the delinquent amount accruing from the due date. In addition, Sublessee shall pay to Sublessor interest on all amounts due, at the rate of prime plus two percent (2%) or the maximum rate allowed by law, whichever is less (the "Interest Rate"), from the due date to and including the date of the payment. The parties agree that the foregoing late charge represents a reasonable estimate of the cost and expense which Sublessor will incur in processing each delinquent payment. Sublessor's acceptance of any interest or late charge shall not waive Sublessee's default in failing to pay the delinquent amount.

     6.  Use:

          A. Sublessee may use the Subleased Premises only for general office use. Sublessee shall promptly and properly observe and comply with all laws with respect to Sublessee's use of the Subleased Premises. Notwithstanding the foregoing, Sublessee shall not be required to comply, or pay the cost of complying, with any laws requiring the constructions of alterations or improvements to the Subleased Premises.

          B. Sublessee shall not use, store, transport or dispose of any hazardous material in or about the Premises, except normal office products in normal quantities. Sublessee shall defend, indemnify and hold Sublessor and its officers, directors, successors and assigns harmless from and against, all claims, costs and liabilities, including attorneys' fees and costs, arising out of the release, emission or discharge by Sublessee or its employees or agents of any hazardous material on or about the Subleased Premises during the Term. As used herein, "hazardous materials" shall mean any material or substance that is now or hereafter designated by any governmental authority to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment.

          C. Sublessee shall not do or permit anything to be done in or about the Subleased Premises which would (i) injure the Subleased Premises; or (ii) vibrate, shake, overload, or impair the efficient operation of the Subleased Premises or the sprinkler systems, heating, ventilating or air conditioning equipment, or utilities systems located therein. Sublessee shall comply with all restrictions set forth in the Master Lease and all reasonable rules and regulations promulgated from time to time by Master Lessor and Sublessor.

     7. Repairs: Sublessee shall maintain in good order and condition the Subleased Premises; provided, however, that Sublessee shall in no event be required to perform any repairs and maintenance (a) necessitated by the acts or omissions of Sublessor or its agents, employees or invitees, (b) to any of the building systems servicing the Subleased Premises or any structural portions of the Subleased Premises, or (c) which could be properly treated as a capital expenditure under generally accepted accounting principles as in effect from time to time.

     8. Improvements: No alterations or improvements shall be made to the Subleased Premises, except in accordance with the Master Lease, and with the prior written consent of both Sublessor and (to the extent required) Master Lessor.

     9. Services: Sublessor shall have no obligation to provide or cause Master Lessor to provide to the Premises services Master Lessor is obligated to provide under the Master Lease. Sublessor shall, on behalf of Sublessee, to the extent required under Section 27 hereof, enforce the Master Lease with respect to Master Lessor's default in providing any such services. To the extent not required to be performed by Master Lessor under the Master Lease, Sublessor shall provide to the Subleased Premises janitorial and other services normally found in first class office buildings that Sublessor provides to other portions of the Premises.

     10.  Indemnity:

          A. Except to the extent caused by the negligence or willful misconduct of Sublessor, its agents, employees or invitees, Sublessee shall indemnify, defend with counsel reasonably acceptable to Sublessor, protect and hold Sublessor harmless from and against any and all claims, liabilities, judgments, causes of action, damages, costs and expenses (including reasonable attorneys' and experts' fees), caused by or arising in connection with: (i) the negligence or willful misconduct of Sublessee or its agents, employees or invitees; or (ii) a breach of Sublessee's obligations under this Agreement. Sublessee's indemnification of Sublessor shall survive termination of this Agreement.

          B. Except to the extent caused by the negligence or willful misconduct of Sublessee, its agents, employees or invitees, Sublessor shall indemnify, defend with counsel reason ably acceptable to Sublessee, protect and hold Sublessee harmless from and against any and all reasonable claims, liabilities, judgments, causes of action, damages, costs and expenses (including reasonable attorneys' and experts' fees) caused by or arising in connection with: (i) the negligence or willful misconduct of Sublessor or its agents, employees or invitees; or (ii) a breach of Sublessor's obligations under this Agreement or under the Master Lease. Sublessor's indemnification of Sublessee shall survive termination of this Agreement.

     11. Insurance: Sublessee shall obtain and keep in full force and effect, at Sublessee's sole cost and expense, a commercial general liability policy of insurance protecting Sublessee against claims for bodily injury, personal injury and property damage based upon, involving or arising out of Sublessee's use or occupancy of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence. The policy shall include coverage for liability assumed under this Agreement as an "insured contract" for the performance of Sublessee's indemnity obligations under this Agreement. The policy shall name Sublessor and Master Lessor as additional insureds.

     12. Release and Waiver of Subrogation: Notwithstanding anything to the contrary in this Agreement, Sublessor and Sublessee hereby release each other, and their respective agents, employees, subtenants, and contractors, from all liability for damage to any property that is caused by or results from a risk which is actually insured against or which would normally be covered by "all risk" property insurance, without regard to the negligence or willful misconduct of the entity so released. Each party shall use its best efforts to cause each insurance policy it obtains to provide that the insurer thereunder waives all right of recovery by way of subrogation as required herein in connection with any injury or damage covered by the policy. If the insurance policy cannot be obtained with the waiver of subrogation, or if the waiver of subrogation is available only at additional cost and the party for whose benefit the waiver is not obtained does not pay the additional cost, then the party obtaining the insurance immediately shall notify the other party of that fact.

     13. Damage; Condemnation: If the Premises or the Building, or any part thereof, are damaged due to any peril or condemned, Sublessee shall be entitled to an abatement of all Rent to the extent Sublessor is entitled to an abatement under the Master Lease. If the Premises are condemned or damaged by any peril and the damage resulting therefrom cannot be (or is not in fact) repaired so that the Subleased Premises will be reasonably suitable for Sublessee's intended use within ninety (90) days after the condemnation or damage, then Sublessee shall have the option to terminate this Agreement by delivery of written notice thereof to Sublessor.

     14. Assignment and Subletting: Sublessee may not assign this Agreement, sublet the Subleased Premises or permit any use of the Subleased Premises by another party. Notwithstanding the foregoing, a transfer in the capital stock of Sublessee shall not be deemed to be an assignment hereunder.

     15. Default: Sublessee shall be in default of its obligations under this Agreement if any of the following events occur:

          A. Sublessee fails to pay any Rent when due, when such failure continues for three (3) days after written notice from Sublessor to Sublessee that any such sum is due; or

          B. Sublessee fails to perform any term, covenant or condition of this Agreement (except those requiring payment of Rent) and fails to cure such breach within fifteen (15) days after delivery of a written notice specifying the nature of the breach; provided, however, that if more than fifteen (15) days reasonably are required to remedy the failure, then Sublessee shall not be in default if Sublessee commences the cure within the fifteen (15) day period and thereafter diligently completes the cure.

     16. Remedies: In the event of any default by Sublessee, Sublessor shall have all remedies available under applicable law. Sublessor may resort to its remedies cumulatively or in the alternative.

     17. Right to Cure Defaults: If Sublessee fails to pay any sum of money to Sublessor, or fails to perform any other act on its part to be performed hereunder, then Sublessor may, but shall not be obligated to, after passage of any applicable notice and cure periods, make such payment or perform such act. All such sums paid, and all reasonable costs and expenses of performing any such act, shall be deemed Additional Rent payable by Sublessee to Sublessor upon demand, together with interest thereon at the Interest Rate from the date of the expenditure until repaid.

     18. Surrender: Prior to expiration of this Agreement, Sublessee shall remove all of its personal property and shall surrender the Subleased Premises to Sublessor in the same condition as received, broom-clean and free of hazardous materials caused by Sublessee, reasonable wear and tear, leasehold improvements that Sublessor agrees in writing may be surrendered, casualty and condemnation, excepted. If the Subleased Premises are not so surrendered, then Sublessee shall be liable to Sublessor for all costs incurred by Sublessor in returning the Subleased Premises to the required condition, plus interest thereon at the Interest Rate. Sublessor agrees to reasonably cooperate with Sublessee in Sublessee's surrender of the Subleased Premises.

     19. Holdover: In the event that Sublessee does not surrender the Subleased Premises upon the expiration or earlier termination of this Agreement, Sublessee shall indemnify, defend and hold harmless Sublessor from and against all loss and liability resulting from Sublessee's delay in surrendering the Subleased Premises and pay Sublessor holdover rent in the amount of one hundred fifty percent (150%) of the Base Rent and Additional Rent payable in the last month of the Term prior to the expiration or earlier termination thereof.

     20. Estoppel Certificates: Within ten (10) calendar days after receipt of written demand by either party, the other party shall execute and deliver to the requesting party an estoppel certificate (a) certifying that this Agreement is unmodified and in full force and effect or, if modified, the nature of such modification; (b) acknowledging, to the best of the responding party's knowledge, that there are no uncured defaults on the part of the requesting party; and (c) certifying such other information as may be reasonably required by the requesting party.

     21. Sublessor's Right to Enter: Sublessor or its agents may, upon reasonable notice, enter the Subleased Premises at any reasonable time for the purpose of inspecting the same, supplying any service to be provided by Sublessor to Sublessee, making necessary alterations, additions or repairs or for any other purpose permitted under this Agreement.

     22. Effect of Conveyance: As used in this Agreement, the term "Sublessor" means the holder of the tenant's interest under the Master Lease. In the event of any assignment, transfer or termination of the tenant's interest under the Master Lease, Sublessor shall be and hereby is entirely relieved of all covenants and obligations of Sublessor accruing after the date of such transfer, and it shall be deemed and construed, that any transferee has assumed and shall carry out all covenants and obligations thereafter to be performed by Sublessor hereunder; provided, however, that no such assignment, transfer or termination shall terminate this Agreement or affect

Sublessee's rights to use the Subleased Premises as provided in this Agreement.

     23. Parking: Sublessee shall have the right to use throughout the Term two (2) parking spaces in the Building's parking lot upon payment of the monthly fee therefor. The current monthly fee is Seventy Canadian Dollars (CND$70.00) per space.

     24. Signage: Sublessor shall, upon Sublessee's request, at Sublessee's sole cost and expense, use reasonable efforts to cause Master Lessor to provide Sublessee with directory signage and building standard signage at the entrance to the Subleased Premises, in accordance with a design and at a location that is mutually acceptable to Master Lessor, Sublessor and Sublessee.

     25. Broker: Sublessor and Sublessee each represent to the other that they have dealt with no real estate brokers, finders, agents or salesmen in connection with this transaction.

     26. Notices: Unless at least five (5) days' prior written notice is given in the manner set forth in this paragraph, the address of each party shall be that address set forth below their signatures at the end of this Agreement. All notices, demands or communications in connection with this Agreement shall be personally delivered or properly addressed and deposited in the mail (certified, return receipt requested, and postage prepaid). Notices shall be deemed delivered (a) upon receipt, if personally delivered, or (b) three (3) business days after mailing, if mailed as set forth above. Notwithstanding the foregoing, all notices given to Master Lessor under the Master Lease shall be considered delivered only when delivered in accordance with the Master Lease.

     27. Sublessor's Obligations with Respect to the Master Lease: Sublessor shall fully perform all of its obligations under the Master Lease to the extent Sublessee has not expressly agreed to perform such obligations under this Agreement. Sublessor shall have the right to amend, terminate or waive any provisions under the Master Lease or make any elections, exercise any right or remedy or give any consent or approval under the Master Lease. Sublessor, with respect to the obligations of Master Lessor under the Master Lease that materially affect Sublessee's use of the Subleased Premises, shall, upon Sublessee's written request, use Sublessor's diligent good faith efforts to cause Master Lessor to perform such obligations for the benefit of Sublessee. Such diligent good faith efforts shall include, without limitation, upon Sublessee's written request, immediately notifying Master Lessor of its nonperformance under the Master Lease and requesting that Master Lessor perform its obligations under the Master Lease, but shall in no event require Sublessor to bring a cause of action against Master Lessor.

     28. Sublessee's Obligations with Respect to the Master Lease: Sublessee acknowledges that this Sublease is and shall remain subject and subordinate to the Master Lease. Sublessee shall comply with all restrictions contained in the Master Lease that are applicable to the Subleased Premises and the occupation by any person thereof. In the event of any termination of the Master Lease, this Sublease shall automatically terminate. Sublessee covenants and agrees with Sublessor, not to do anything that would result in a default under, or cause to be terminated, the Master Lease. Nothing contained in this Sublease shall in any way obligate Sublessor to perform any act required to be performed by the Master Lessor under the Master Lease, nor shall Sublessor incur any liability to Sublessee by virtue of Master Lessor's failure to perform any act required of it under the Master Lease. Sublessee agrees to look solely to Master Lessor for the provision of all services and performance of all acts called for under the Master Lease.

     29. Quiet Enjoyment: Sublessee shall peacefully have, hold and enjoy the Subleased Premises, subject to the terms and conditions of this Agreement and of the Master Lease, provided that there is not a default by Sublessee. In the event, however, that Sublessor defaults in the performance or observance of any of Sublessor's remaining obligations under the Master Lease or fails to perform Sublessor's stated obligations under this Agreement or to enforce, for Sublessee's benefit, Master Lessor's obligations under the Master Lease (to the extent required under Section 27 hereof), then Sublessee shall give Sublessor notice specifying in what manner Sublessor has defaulted, and if such default shall not be cured by Sublessor within thirty (30) days thereafter (except that if such default cannot be cured within said thirty (30) day period, this period shall be extended for an additional reasonable time, provided that Sublessor commences to cure such default within such thirty (30) day period and proceeds diligently thereafter to effect such cure as quickly as possible), then Sublessee shall be entitled to cure such default and promptly collect from Sublessor Sublessee's reasonable expenses in so doing (including, without limitation, reasonable attorneys' fees and court costs). Sublessee shall not be required, however, to wait the entire cure period described herein if earlier action is required to comply with the Master Lease or with any applicable governmental law, regulation or order.

     30. Miscellaneous: This Agreement shall in all respects be governed by and construed in accordance with the laws of the state in which the Subleased Premises are located. If any term of this Agreement is held to be invalid or unenforceable by any court of competent jurisdiction, then the remainder of this Agreement shall remain in full force and effect to the fullest extent possible under the law, and shall not be affected or impaired. This Agreement may not be amended except by the written agreement of all parties hereto. Time is of the essence with respect to the performance of every provision of this Agreement in which time of performance is a factor. Any executed copy of this Agreement shall be deemed an original for all purposes. This Agreement shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of Sublessor and Sublessee. The language in all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against either Sublessor or Sublessee. The captions used in this Agreement are for convenience only and shall not be considered in the construction or interpretation of any provision hereof. When a party is required to do something by this Agreement, it shall do so at its sole cost and expense without right of reimbursement from the other party unless specific provision is made therefor.

     31. Attorneys' Fees: If either party brings any action or legal proceeding with respect to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, experts' fees and court costs.

     32. Authority to Execute: Sublessee and Sublessor each represent and warrant to the other that each person executing this Agreement on behalf of each party is duly authorized to execute and deliver this Agreement on behalf of that party.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


SUBLESSOR:                              SUBLESSEE:

FCB CANADA LTD.,                            NORTHERN LIGHTS INTERACTIVE INC.,
an Ontario company                          an Ontario company

By:___________________________              By:___________________________
Name:_________________________              Name:_________________________
Its:__________________________              Its:__________________________


Address:  FCB/Canada                        Address:  TN Technologies Inc.
          245 Eglinton Avenue East                    101 East Erie Street
          Toronto, Ontario M4P 3C2                    Chicago, IL  60611
          Canada                                      Attn:  Mike Bogacki
          Attn:  Tony Fernando

and       True North Communications Inc.
          101 East Erie Street
          Chicago, IL  60611
          Attn:  Ted Theophilos

                                   EXHIBIT A
                                   ---------

                                 MASTER LEASE

                                   EXHIBIT B
                                   ---------

                               SUBLEASED PREMISES


(a) The Subleased Premises are approximately 750 square feet of office space consisting of the offices, cubicles and work areas occupied by Sublessee's employees on the date hereof.

(b) Sublessee shall have the right, without Sublessor's consent, and without any increase in the rent payable hereunder, to increase the number of people occupying the Subleased Premises beyond the number occupying the Subleased Premises on the date hereof.

(c) Sublessor shall have the right, upon at least thirty (30) days written notice, to relocate Sublessee, at Sublessor's sole cost and expense, to alternative premises within the Premises which are substantially the same in size and interior improvements to the Subleased Premises and which are otherwise reasonably satisfactory to Sublessee. The physical relocation shall occur on a weekend and be completed by the Monday following the weekend. Upon such relocation, the alternative premises shall be deemed the Subleased Premises.

     In addition, and notwithstanding the foregoing, if the Master Lease terminates with respect to the Subleased Premises for any reason, Sublessor shall, prior to such termination, provide Sublessee with comparable space in accordance with the provisions of the immediately preceding paragraph, in either
(i) the remaining portion of the Premises or (ii) other comparable office premises leased by Sublessor, in which case the rental rate shall be based upon Sublessor's actual costs with respect to such premises and Sublessee's occupancy thereof shall be otherwise on the same terms and conditions as provided herein. In the event that Sublessor desires to relocate Sublessee to premises not included within the Premises, Sublessor shall, prior to such relocation, use commercially reasonable efforts to obtain the consent of the lessor thereof (if required under the applicable lease) and a waiver of subrogation from such lessor in favor of Sublessee. If Sublessor is unable to obtain such a consent and waiver, either party shall have the right to terminate this Agreement by delivery of written notice to the other no later than ten (10) days prior to the early termination date; provided, however, that Sublessor shall only have the right to terminate this Agreement if the lessor's consent to the space sharing was required under the applicable lease and Sublessor used commercially reasonable efforts to obtain such consent. This provision shall survive the termination of this Agreement.

                                   EXHIBIT C
                                   ---------

                                OFFICE FURNITURE


The desks, chairs, bookcases, shelving, and other furniture and furnishings located within the Subleased Premises on the date hereof. Sublessor shall have the right, with Sublessee's prior written consent, which consent shall not be unreasonably withheld, to replace the furniture with comparable furniture.